Exhibit 2.1

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	the name of the limited liability company is Crown Ribbon LLC.

2.	The Registered Office of the limited liability company in the State of Delaware is located at 8 The Green, STE A (street), in the City of Dover, Zip Code 19901. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is A Registered Agent, Inc.

By: /s/ Douglas Leonard
Authorized Person

Name: Douglas Leonard
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1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Crown Ribbon LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

Amending to add an Article 3. Notice is hereby given pursuant to Section 18.215(b) of the LLC Act that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a series shall be enforceable against the assets of such series only, and not against the assets of the limited liability company generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the limited liability company generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS HEREOF, the undersigned have executed this Certificate on the 19th day of December, A.D. 2022.

By: /s/ Douglas Leonard
Authorized Person(s)

Name: Douglas Leonard
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2

STATE OF DELAWARE

CERTIFICATE OF REGISTERED SERIES OF

LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the St

State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Crown Ribbon LLC.

2. The name of the registered series is Crown Ribbon LLC, Series 721 Ranch.

By: /s/ Douglas Leonard
Authorized Person

Name: Douglas Leonard
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